UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 16, 2011

Net Element, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51108	20-0715816
(State or other jurisdiction of incorporation)	(Commission (File Number)	(I.R.S. Employer Identification No.)

1450 S. Miami Avenue, Miami, FL	33130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(305) 507-8808

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the Form 8-K filed by Net Element, Inc. (the “Company”) with the Securities and Exchange Commission on August 19, 2011, on August 15, 2011, the Company implemented certain reductions and/or deferrals of the compensation of its Chief Executive Officer, Chief Financial Officer and other named executive officers as specifically described in that Form 8-K.

Effective November 16, 2011, the Company increased the compensation of its Chief Financial Officer and Chief Technology Officer and of the Chief Executive Officer of the Company’s subsidiary Openfilm, LLC, in each case as described below.  In addition, on December 31, 2011, the Company’s Chief Executive Officer, Mike Zoi, was paid the full amount of his compensation that was previously deferred, which totaled $150,000.  The annual base salary of the Company’s Chief Financial Officer, Jonathan New, was increased from approximately $56,000 per year to $112,000 per year.  The annual base salary of the Company’s Chief Technology Officer, Ivan Onuchin, was increased from $72,000 per year to $96,000 per year.  The annual base salary of the Chief Executive Officer of the Company’s subsidiary Openfilm, LLC, Dmitry Kozko, was increased from $48,000 to $96,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET ELEMENT, INC.

Date: January 18, 2012	By:	/s/ Jonathan New
	Name:	Jonathan New
	Title:	Chief Financial Officer